SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                           the Securities Act of 1934

          Date of Report (Date of earliest event report) June 11, 1996


                           Professional Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

Pennsylvania                           0-11223             95-3701137
(State or other jurisdiction           (Commission         (IRS Employer
of incorporation)                       File Number)        Identification No.)


                    606 Broadway, Santa Monica, CA       90401
            (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code (310) 458-1521

Item 5.        Other Events

        A press release, dated July 11, 1996, reports information that the registrant deems of importance to security holders. The press release, which is attached as Exhibit 1, is hereby incorporated by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Professional Bancorp, Inc.


Dated:  July 12, 1996          By: /s/ John S. Buchanan
                                  -------------------------------------------
                                   John S. Buchanan, President and
                                   Chief Executive Officer

                                                          Exhibit 1

For Immediate Release

      Professional Bancorp Announces New Board; Litigation Ends Over Bank
                  Management; John Buchanan Named Interim CEO

        Santa Monica, Calif. -- July 11, 1996 -- Professional Bancorp, Inc. (AMEX:MDB) announced today that its existing Directors and the Directors nominated by the Professional Bancorp, Inc. Shareholders' Protective Committee have agreed to complete settlement of all litigation and disputes respecting management of Professional Bancorp and its Bank subsidiary. The accord includes confirmation of the election of a new combined Board of Professional Bancorp and of the Bank; the appointment of new Co-Chairpersons, Julie Thompson and Lynn Poulson; and the hiring of an interim Chief Executive Officer, John Buchanan. Professional Bancorp's and the Bank's Boards of Directors will include four nominees of the Protective Committee and three nominees of prior management. Dr. Joel W. Kovner has resigned as Chief Executive Officer and will not continue as Director of either Professional Bancorp or the Bank and intends, instead, to pursue personal business interests not connected with either organization. David
G. Rodeffer, Executive Vice President and Chief Operating Officer, also resigned to pursue alternative interests.

        The new Directors nominated by the Shareholders' Protective Committee include: Julie Thompson, President and Chief Executive Officer of Health Research Association, a biomedical research company; Dr. Oyakawa, an ophthalmologist and President and Chief Executive Officer of Pacific Eye Net, Inc.; Joel Moskowitz, an attorney with Moskowitz & Moskowitz; and Alan Borstein, the owner of companies involved in industrial and residential real estate development. John Buchanan, the new interim Chief Executive Officer, is President of Buchanan Associates, which provides corporate finance services to the financial industry. Mr. Buchanan was Executive Vice President of Pacific First Bank and previously served as Executive Staff Director and Chief of Staff of the Federal Home Loan Bank Board.